                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY
                       FOR RIGHTS CERTIFICATES ISSUED BY

                             TATHAM OFFSHORE, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [__________], 1998 (the "Prospectus") of Tatham Offshore, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the certificated rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. New York City time, on [__________], 1998, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Offering - How You Can Exercise Your Rights" in the Prospectus. Payment of the Subscription Price of $3.25 for the shares of Common Stock and Series A Preferred Stock comprising each Right subscribed for upon exercise of each Right must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is
                    ChaseMellon Shareholder Services, L.L.C.

             By Mail:                                          By Hand:
    Reorganization Department                          Reorganization Department
           P.O. Box 3301                                120 Broadway/13th Floor
  South Hackensack, New Jersey 07606                       New York, NY 10271

        By Overnight Delivery:                          Facsimile Transmission:
      Reorganization Department                              (201) 329-8936
85 Challenger Road - Mail Drop - Reorg                   Confirm by Telephone:
  Ridgefield Park, New Jersey 07660                          (201) 296-4860

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

                             GUARANTEE OF DELIVERY
       (Not to be used for Subscription Certificate signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

                                        Dated:                              199
----------------------------------             ----------------------------    -

----------------------------------      ----------------------------------------
                                        (Name of Firm)

----------------------------------      ----------------------------------------

----------------------------------      ----------------------------------------
(Area Code and Telephone Number)        (Authorized Signature)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

Ladies and Gentlemen:

     The undersigned hereby represents that he or she is the holder of Rights
Certificate(s) representing            Rights and that such Rights
Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to purchase 1.12654 shares of Common Stock (the "Underlying Common Shares") and 0.18744 shares of Series A Preferred Stock (the "Underlying Preferred Shares" and, together with the Underlying Common Shares, the
"Underlying Shares") per Right with respect to each of             Rights
represented by such Rights Certificate. The undersigned understands that payment of the Subscription Price of $3.25 for the Underlying Shares comprising each Right subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate
amount of $           , either (check appropriate box):

     [ ] is being delivered to the Subscription Agent herewith; or

     [ ] has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [ ] wire transfer of funds

         - name of transferor institution
                                         ---------------------------------------

         - date of transfer
                           -----------------------------------------------------

         - confirmation number (if available)
                                             -----------------------------------

     [ ] uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date.)

     [ ] certified check

     [ ] bank draft (cashier's check)

     [ ] money order

         - name of maker
                        --------------------------------------------------------

         - date of check, draft or money order
                                              ----------------------------------

         - check, draft or money order number
                                             -----------------------------------

         - bank on which check is
           drawn or issuer of money order
                                         ---------------------------------------

Signature(s)                               Address
            ---------------------------           ------------------------------

---------------------------------------    -------------------------------------

Name(s)
       --------------------------------    -------------------------------------

                                           Area Code and
                                           Tel. No(s).
---------------------------------------                 ------------------------
(Please Type or Print)

Rights Certificate
  No(s). (if available)
                       ---------------------------------------------------------




                                       2